UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2019

Dine Brands Global, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15283	95-3038279
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

450 North Brand Boulevard, Glendale, California		91203-2306
(Address of principal executive offices)		(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	DIN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Director

On August 1, 2019, the Board of Directors of Dine Brands Global, Inc. (the “Corporation”), acting pursuant to the authority granted to it by the Corporation’s Amended and Restated Bylaws, increased the size of the Board of Directors from nine to ten directors. Also on August 1, 2019, the Board of Directors appointed Susan M. Collyns as a director of the Corporation, effective as of August 1, 2019. Ms. Collyns is an independent director who will serve as a Class II director with a term expiring at the Corporation’s 2020 annual meeting of stockholders. Ms. Collyns was also appointed to the Audit and Finance Committee of the Board of Directors.

Ms. Collyns has served as the President and Chief Financial Officer of Beachbody, LLC, a health, fitness and nutrition company, since August 2014. Previously, Ms. Collyns served as the Chief Financial Officer of Dun and Bradstreet Credibility Corp., a financial data subscription business, from July 2012 to August 2014. From 2001 to 2011, Ms. Collyns served as Chief Financial Officer and Chief Operating Officer of California Pizza Kitchen, Inc. Ms. Collyns has served on the board of directors of Waitr Holdings Inc. since May 2019 and is a member of its compensation committee and the chair of its audit committee. Ms. Collyns previously served on the board of directors and audit committee of Potbelly, Inc. from May 2018 to May 2019. Ms. Collyns also served on the board of directors of Zoe’s Kitchen, Inc. from February 2014 to November 2018, where she served as the chair of the audit committee and was a member of the nominating and governance committee.

Ms. Collyns will participate in the Corporation’s standard non-employee director compensation arrangements under which she will receive an annual board retainer of $70,000, additional annual committee retainers for serving on committees of the Board of Directors and an annual equity award targeted at $105,000 in value. In connection with her appointment to the Board of Directors, Ms. Collyns will also receive an initial equity award targeted at $105,000 that will cliff vest in full one year from the date of grant and settle in shares of common stock.

There are no transactions between Ms. Collyns (or any member of her immediate family) and the Corporation (or any of its subsidiaries), and there is no arrangement or understanding between Ms. Collyns and any other persons or entities pursuant to which Ms. Collyns was appointed as a director of the Corporation.

The Corporation issued a press release announcing the appointment of Ms. Collyns to the Board of Directors. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release announcing appointment of new director dated August 1, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 1, 2019	DINE BRANDS GLOBAL, INC.

	By:	/s/ Bryan R. Adel
Bryan R. Adel
Senior Vice President, Legal, General Counsel and Secretary

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